Exhibit 15.42

November 2, 2011

The Board of Directors
Dollar Thrifty Automotive Group, Inc.

We are aware of the incorporation by reference in the following Registration Statements of Dollar Thrifty Automotive Group, Inc.:

(1)	Registration Statement (Form S-8 No. 333-79603) pertaining to the Dollar Thrifty Automotive Group, Inc. Long-Term Incentive Plan,
(2)	Registration Statement (Form S-8 No. 333-89189) pertaining to the Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan,
(3)	Registration Statement (Form S-8 No. 333-33144) pertaining to the Dollar Thrifty Automotive Group, Inc. Deferred Compensation Plan,
(4)	Registration Statement (Form S-8 No. 333-33146) pertaining to the Dollar Thrifty Automotive Group, Inc. Retirement Plan,
(5)	Registration Statement (Form S-8 No. 333-50800) pertaining to the Dollar Thrifty Automotive Group, Inc. Long-Term Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-128714) pertaining to the Amended and Restated Long-Term Incentive Plan and Director Equity Plan,
(7)	Registration Statement (Form S-8 No. 333-152401) pertaining to the Amended and Restated Long-Term Incentive Plan and Director Equity Plan,
(8)	Registration Statement (Form S-8 No. 333-161509) pertaining to the Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan,
(9)	Registration Statement (Form S-3 No. 333-161027) pertaining to the issuance of $500,000,000 of Common Stock, Preferred Stock and Debt Securities;

of our report dated November 2, 2011 relating to the unaudited condensed consolidated interim financial statements of Dollar Thrifty Automotive Group, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2011.

/s/Ernst & Young LLP